UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2005

NAVARRE CORPORATION

(Exact name of Registrant as specified in its charter)

Minnesota	000-22982	41-1704319

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7400 49th Avenue North, New Hope, MN 55428

(Address of principal executive offices)
Registrant’s telephone number, including area code: (763) 535-8333

Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On November 15, 2005, Navarre Corporation (the “Company”) received a Staff Determination Letter from The Nasdaq Stock Market (“Nasdaq”) indicating that the Company failed to comply with the filing requirement for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14), and that its common stock is therefore subject to delisting from The Nasdaq National Market. The Company filed its Quarterly Report on Form 10-Q for the period ended September 30, 2005 with the Securities and Exchange Commission on November 14, 2005; however, the filing did not fully satisfy the Nasdaq listing requirement given the lack of an auditors’ review of the Company’s financial statements for the quarterly period in accordance with Statement on Auditing Standards No. 100, and the lack of the requisite certifications under Sections 302 and 906 under the Sarbanes-Oxley Act of 2002. Based on the filing deficiency, as of the open of business on November 17, 2005, a fifth character “E” will be appended to the Company’s trading symbol. Accordingly, the trading symbol for the Company will be changed temporarily from “NAVR” to “NAVRE” until such time as the Company demonstrates its compliance with all applicable Nasdaq Marketplace Rules.
     As previously disclosed in the Form 10-Q for the period ended September 30, 2005, on November 10, 2005, the Company’s management, in consultation with the Company’s Audit Committee of the Board of Directors, determined that its consolidated financial statements for its fiscal year 2003, 2004 and 2005 annual periods will be restated and thus should no longer be relied upon. Accordingly, the Company is in the process of restating its previously-issued consolidated financial statements as of and for the periods ending March 31, 2003, 2004 and 2005 and the unaudited quarterly financial data as of and for the periods ending June 30, 2004 and 2005. These restatements will result in (i) the application of Financial Accounting Standards Board (“FASB”) Interpretation Number 46 (revised December 2003), Consolidation of Variable Interest Entities, (“FIN 46(R)”) to the Company’s investment in Mix & Burn, Inc.; (ii) the Company’s recognition of additional expense in prior periods in the aggregate amount of $388,000 in connection with a separation agreement that was entered into with the Company’s former Chief Financial Officer in April 2004; and (iii) the Company’s recognition of additional expense in prior periods in the aggregate amount of $984,000 in connection with the application of Accounting Principles Board Opinion No. 12 to certain payments that are to be made upon the retirement of the Company’s Chief Executive Officer pursuant to a 2001 Employment Agreement.
     The Company is working diligently to file amended reports that address these restatements. It is anticipated that, concurrent with the filing of these amended reports, the Company’s independent registered public accounting firm, Grant Thornton LLP, will complete the quarterly review required by Rule 10-01(d) of Regulation S-X for the Form 10-Q for the period ended September 30, 2005 and that the Company will then be in a position to file financial information with the SEC in compliance with all applicable Nasdaq Marketplace Rules.
     The Company anticipates that it will be requesting a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination and to request that the Company’s listing be continued while it completes the work necessary to comply with the listing requirements. The request for an appeal will stay the delisting action until the Listing Qualifications Panel renders a decision. There can be no assurance that the Panel will grant the Company’s request for continued listing.

Item 9.01. Financial Statements and Exhibits
     On November 16, 2005, the Company issued two press releases which are attached hereto as Exhibit 99.1 and Exhibit 99.2. The first press release announces that the Company has received the Staff Determination Letter as described above in Item 3.01. The second press release announces that the Company will be hosting a conference call at 11:00 AM ET on November 18, 2005 to discuss its unaudited operating results for the period ended September 30, 2005.
     (c) The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
99.1	Press Release issued by Navarre Corporation, dated November 16, 2005 announcing receipt of a Nasdaq Staff Determination Letter of delisting.
99.2	Press Release issued by Navarre Corporation, dated November 16, 2005 announcing a conference call to discuss the Company’s unaudited operating results for the period ended September 30, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVARRE CORPORATION
Dated: November 17, 2005	By:	/s/ ERIC H. PAULSON

Name: Eric H. Paulson Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Navarre Corporation, dated November 16, 2005 announcing receipt of a Nasdaq Staff Determination Letter of delisting.
99.2	Press Release issued by Navarre Corporation, dated November 16, 2005 announcing a conference call to discuss the Company’s unaudited operating results for the period ended September 30, 2005.